                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                      Tyler Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[TYLER CORPORATION LOGO]



                                                                  April 19, 1999


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Tyler Corporation to be held on Wednesday, May 19, 1999, at the Renaissance Dallas Hotel, in the Presidente Room, 2222 N. Stemmons Freeway, Dallas, Texas, commencing at 10:00 a.m. At this meeting you will be asked to elect six directors for the ensuing year, to consider and vote upon a proposal to change the name of the Company, and to consider and vote upon a proposal to amend the Tyler Corporation Stock Option Plan.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.


                                                   Yours very truly,

                                                   /s/ LOUIS A. WATERS

                                                   LOUIS A. WATERS
                                                Chairman of the Board

                                      TYLER CORPORATION
                          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD MAY 19, 1999


To the Stockholders of
            TYLER CORPORATION:

     Tyler Corporation will hold its annual meeting of stockholders (the "Annual Meeting") at the Renaissance Dallas Hotel, in the Presidente Room, 2222 N. Stemmons Freeway, Dallas, Texas, on Wednesday, May 19, 1999, at 10:00 a.m., Dallas time, for the following purposes:

     (1) to elect six directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

     (2) to consider and vote upon a proposal to amend Article First of the Company's Restated Certificate of Incorporation to change the name of the Company to "Tyler Technologies, Inc.";

     (3) to consider and vote upon a proposal to amend the Tyler Corporation Stock Option Plan (the "Tyler Option Plan") to increase the number of shares of Tyler Corporation common stock subject to the Tyler Option Plan from 3,300,000 to 4,300,000; and

     (4) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 25, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of Tyler Corporation, 2800 West Mockingbird Lane, Dallas, Texas, for the ten day period immediately before the Annual Meeting.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our stockholders will reduce the time and expense of solicitation.

     The enclosed 1998 Annual Report of Tyler Corporation does not form any part of the proxy solicitation material.

                                  By Order of the Board of Directors


                                           /s/ DEANIE MOREL

                                           Deanie Morel
                                            Secretary


Dallas, Texas
April 19, 1999

                               THE ANNUAL MEETING

PLACE, DATE, AND TIME

     The Annual Meeting will be held at the Renaissance Dallas Hotel, in the Presidente Room, 2222 N. Stemmons Freeway, Dallas, Texas on Wednesday, May 19, 1999, at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED

     At the Annual Meeting, the stockholders of Tyler Corporation ("Tyler" or the "Company") will be asked to consider and vote upon proposals to (i) elect a board of directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) approve an amendment to the Company's Restated Certificate of Incorporation (the "Tyler Charter") changing the name of the Company to "Tyler Technologies, Inc."; (iii) to amend the Tyler Option Plan increasing the number of shares of Company common stock, $.01 par value per share (the "Common Stock"), subject to issuance under the Tyler Option Plan from 3,300,000 shares to 4,300,000; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proposal One - Election of Directors

     At the Annual Meeting, the stockholders of the Company will be asked to elect a board of six directors. Each of the six nominees for directors currently serve on the Company's Board of Directors (the "Tyler Board"). The nominees for director for the Tyler Board are Ernest H. Lorch, Frederick R. Meyer, William D. Oates, C.A. Rundell, Jr., Louis A. Waters, and John M. Yeaman. For more information regarding the nominees for directors to the Tyler Board, see "Tyler Management - Directors and Executive Officers."

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Tyler Board as described herein. The proxies cannot be voted for more than six nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Tyler Board may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

         THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

Proposal Two - Amendment to the Tyler Charter Changing the Name of the Company to "Tyler Technologies, Inc."

     At the Annual Meeting, the stockholders will also be asked to consider and vote upon a proposal to amend the Tyler Charter to change the name of the Company to "Tyler Technologies, Inc." This amendment was adopted by the Tyler Board on February 18, 1999, subject to stockholder approval. The purpose of the amendment is to establish a brand name that is consistent with the Company's growth strategy of building a nationally integrated information management services, systems, and outsourcing company serving local governments and other enterprises.

     To accomplish this change in the name of the Company, Article First of the Tyler Charter must be amended to be and read as follows:

         "FIRST.  The name of the Corporation is Tyler Technologies, Inc."

         THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE TYLER CHARTER.

Proposal Three - Amendment to the Tyler Option Plan

     At the Annual Meeting, the stockholders will also be asked to consider and vote upon a proposal to amend the Tyler Option Plan to increase the number of shares of Common Stock subject to the Tyler Option Plan from 3,300,000 to 4,300,000. The proposed amendment to the Tyler Option Plan is intended to enable the Company to provide additional incentives to selected key employees of the Company and its subsidiaries whose substantial contributions are important to the continued growth and profitability of the Company's business. Stock options are designed to strengthen the commitment of those key employees to the Company, its subsidiaries and its stockholders, to motivate those key employees to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent entrepreneurial-type management dedicated to the long-term growth and profitability of the Company. The Company believes this can best be accomplished by tying a portion of compensation to appreciation in the market value of the Company's Common Stock so that the management and key employees of the Company and its subsidiaries are rewarded under the Tyler Option Plan only if the value of the stockholders' investment in the Company has appreciated. The increase in shares subject to the Tyler Option Plan has become increasingly important as the Company pursues its growth strategy of building a nationally integrated information management services, systems, and outsourcing company serving local governments and other enterprises. Copies of the Tyler Option Plan are available from the Company upon request.

     Purpose of the Plan. On March 13, 1990, the Company established the Tyler Option Plan, pursuant to which the Company could award key employees with options that would provide additional incentive to such employees whose substantial contributions are important to the continued growth and profitability of the Company's business. Initially, the Tyler Option Plan provided for the grant of options to purchase up to 1,100,000 shares of Common Stock. The Tyler Option Plan has since been amended on two separate occasions (effective February 7, 1997 and October 8, 1997) to increase the number of shares of Common Stock subject to option under the Tyler Option Plan to a maximum of 3,300,000.

     Description of the Plan, as Amended. The Tyler Option Plan is designed to permit the appropriate administering committee to grant options to key employees of the Company or its subsidiaries to purchase shares of Common Stock. The Tyler Option Plan requires that the purchase price under each option will not be less than 100% of the fair market value of the Common Stock at the time of the grant of the option. The fair market value per share is the reported closing price of the Common Stock on the New York Stock Exchange on the date of the grant of the option, or if no sale of Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when the sale was reported. The option period may not be more than ten years from the date the option is granted. Except with respect to options granted to officers and directors, the Executive Committee of the Tyler Board grants options to eligible employees, determines the purchase price and option period at the time the option is granted, and administers and interprets the Tyler Option Plan. The Compensation Committee of the Tyler Board grants options and administers the Tyler Option Plan with respect to officers and directors of the Company. Options may be exercised in annual installments as specified by the administering committee. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The administering committee may accelerate or terminate any or all outstanding options in the event the Company sells all or substantially all of its assets or all or substantially all of the outstanding Common Stock is sold or exchanged for or converted into securities of another corporation or in the event of some other material corporate restructuring.

     The exercise price of options is paid in cash or by check at the time of exercise. Shares of Common Stock deliverable upon exercise of the options may be transferred from treasury or issued from authorized but unissued shares. The Tyler Option Plan provides that an option agreement may include a provision granting stock appreciation rights ("SARs") to the optionee. If this provision is in the option agreement, the administering committee may determine upon the exercise of an option whether to issue the number of shares of Common Stock called for by the option agreement after payment of the purchase price or to pay cash, Common Stock, or a combination of cash and Common Stock to the optionee pursuant to the SARs provision.

     Payment in accordance with the SARs provision would be in an amount equal to the excess of the fair market value of the shares of Common Stock covered by the option or portion thereof being exercised over the aggregate option price of the shares. In addition, the Tyler Option Plan provides that the administering committee may offer to the holder of an option that does not contain a SARs provision the right to receive cash, Common Stock, or a combination of cash and Common Stock in the amount of such excess rather than the number of shares of Common Stock called for by the option agreement.

     Unless sooner terminated by action of the Tyler Board, the Tyler Option Plan will terminate on February 6, 2007, and no options may thereafter be granted under the Tyler Option Plan. The Tyler Option Plan may be amended, altered, or discontinued by the Tyler Board without the approval of the stockholders, except that the Tyler Board does not have the power or authority without stockholder approval to change the employees or class of employees who are eligible to receive options or the aggregate number of shares that may be issued under options. The administering committee, however, may make appropriate adjustments in the number of shares covered by the Tyler Option Plan, the number of shares subject to outstanding options, and the option prices to reflect any stock dividend, stock split, share combination, or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction of or by the Company.

     Options may be granted under the Tyler Option Plan only to key employees of the Company or its subsidiaries. Key employees are defined in the Tyler Option Plan to be those employees whose performance and responsibilities are determined by the appropriate administering committee to be influential to the success of the Company and its subsidiaries. Currently approximately 80 employees are eligible to receive stock options under the Tyler Option Plan. Directors who are not employees of the Company or one of its subsidiaries are not eligible. Additional options may be granted to persons to whom options have previously been granted. There is no restriction in the Tyler Option Plan on the maximum or minimum number of shares of Common Stock covered by options that may be granted to any person.

     Both incentive stock options and nonqualified stock options may be granted under the Tyler Option Plan. Incentive stock options are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified options are options that do not meet the requirements of Section 422 of the Code. No incentive stock option, however, may be granted under the Tyler Option Plan to an employee who owns more than 10% of the outstanding Common Stock unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

     The administering committee may provide for termination of options granted under the Tyler Option Plan in case of termination of employment, fraud, or any other reason the appropriate committee determines. If an option under the Tyler Option Plan expires or terminates before it has been exercised in full, the shares of Common Stock allocable to the unexercised portion of that option may be made the subject of future grants of options under the Tyler Option Plan. Upon termination of the employment of an optionee holding an option under the Tyler Option Plan, his option is exercisable for a period of 30 days after termination, and thereafter his option terminates. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by him. If the optionee dies before the termination of his right to exercise his option, the legal representatives of his estate may exercise his option provided the option is exercised prior to the date of expiration of the option period or one year from the date of the optionee's death, whichever first occurs, and the option may be exercised only as to those shares the optionee could have purchased under the option on the date of death or other termination.

     Tax Status of Options. All stock options that qualify under the rules of
Section 422 of the Code will be entitled to "incentive stock option" treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after the exercise. In addition, the individual must have been an employee of the Company or one of its subsidiaries for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the incentive stock option, and any gain upon sale of the stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock. In such event, the employee's gain on exercise will be treated as ordinary income rather than capital gain and the Company will be entitled to a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term, mid-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying distribution is less than the value at the date of exercise, the amount includable in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

     An optionee, upon exercise of a nonqualified stock option that does not qualify as an incentive stock option, recognizes ordinary income in an amount equal to the gain on exercise. If the optionee receives cash or stock upon the exercise of an SAR, instead of paying the exercise price for the shares of Common Stock called for by his option agreement, the amount of cash or value of stock he receives is ordinary income to him. The exercise of a nonqualified stock option or SAR entitles the Company to a tax deduction in the same amount as is includable in the income of the optionee for the year in which the exercise occurred. Any gain or loss realized by an optionee on subsequent disposition of shares generally is a capital gain or loss and does not result in any tax deduction to the Company. The optionee has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an option.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE TYLER OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.

         THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE TYLER STOCK OPTION PLAN.


RECORD DATE AND VOTING

     Only holders of record of Common Stock on March 25, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. There were issued and outstanding 35,542,464 shares of Common Stock on the Record Date. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of Tyler on the Record Date on any matter submitted to a vote of the Company's stockholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders to determine total number of votes cast. Abstentions are not counted as votes for or against any proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

VOTE REQUIRED

     The affirmative vote of the holders of shares of Common Stock, having a plurality of the voting power of the Company, in person or by proxy, is required to elect directors. The affirmative vote of the holders of shares of Common Stock, having a majority of the voting power of the total issued and outstanding Common Stock (regardless of the number of shares actually voted at the Annual Meeting), in person or by proxy, is required to approve the proposed amendment to the Tyler Charter. The affirmative vote of the holders of shares of Common Stock, having a majority of the voting power of the shares actually voted at the Annual Meeting, is required to approve the amendment to the Tyler Option Plan.

PROXY SOLICITATION, REVOCATION, AND EXPENSE

     The accompanying proxy is being solicited on behalf of the Tyler Board. All proxies that are properly completed, signed, and returned prior to the Annual Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein,
(ii) the stockholder attending the Annual Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of each of the proposals considered and of each of the nominees for director named therein.

     The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. The Company may also engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The Company estimates that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                TYLER MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following is a brief description of the directors and executive officers of the Company. Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Executive officers are elected by the Tyler Board at its annual meeting and hold office until its next annual meeting.

Directors and Executive Officers of Tyler

Name / Age                                           Present Position                                 Served Since
----------                                           ----------------                                 ------------
John M. Yeaman, 58                          President and Chief Executive Officer                             1998
                                            Director                                                          1999
Theodore L. Bathurst, 49                    Vice President and Chief Financial Officer                        1998
Brian B. Berry, 43                          Vice President - Corporate Development                            1998
Brian K. Miller, 40                         Vice President and Chief Accounting Officer                       1997
Louis A. Waters, 60                         Chairman of the Board                                             1997
William D. Oates, 59                        Chairman of the Executive Committee and Director                  1998
C.A. Rundell, Jr., 67                       Director                                                          1966
Ernest H. Lorch, 66                         Director                                                          1993
Frederick R. Meyer, 71                      Director                                                          1967

Business Experience of Directors and Executive Officers

     John M. Yeaman is President and Chief Executive Officer of the Company, a position he has held since December 1998. From September 1998 until December 1998, Mr. Yeaman served as President and Chief Executive Officer of Business Resources Corporation, a subsidiary of the Company. Mr. Yeaman was appointed to the Tyler Board in February 1999. Mr. Yeaman had previously been employed by Electronic Data Systems Corporation ("EDS"), where he served as the director of a worldwide Strategic Support Unit managing $2 billion in real estate assets. Prior to that position, Mr. Yeaman had been associated with EDS as a service provider since 1980. Mr. Yeaman began his career with Eastman Kodak Company. Mr. Yeaman also serves on the Board of Directors of Eagle National Bank in Dallas.

     Theodore L. Bathurst has been Vice President and Chief Financial Officer of the Company since October 1998. Mr. Bathurst was previously an audit partner in the Dallas office of KPMG Peat Marwick LLP ("KPMG"), where he served as engagement partner on the accounts of a wide variety of information technology, communications, and high technology companies. Mr. Bathurst was also designated by KPMG as a Securities and Exchange Commission ("SEC") partner responsible for the review of filings made by public companies with the SEC. Mr. Bathurst, a certified public accountant, serves as a board member of both the Dallas Chapter and the Texas Society of CPA's.

     Brian B. Berry was appointed Vice President-Corporate Development of the Company in August 1998. Mr. Berry is one of the founders of The Software Group ("TSG") and has served as an officer and director of TSG with various responsibilities since its inception in 1981. He is currently Vice President and Treasurer of TSG.

     Brian K. Miller has been Vice President, Chief Accounting Officer and Treasurer of the Company since December 1997. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. ("Metro"), a regional airline holding company. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. From March 1994 to November 1995, Mr. Miller also held the position of Vice President and Chief Financial Officer of Lone Star Airlines, a regional airline. Mr. Miller is a certified public accountant.

     Louis A. Waters was elected Chairman of the Board of the Company in October 1997 after being appointed director of the Company in August 1997. Mr. Waters is a member of the Executive Committee, the Audit Committee, and the Compensation Committee of the Tyler Board. Mr. Waters was the founding Chairman of the Board and Chief Executive Officer of Browning-Ferris Industries, Inc. ("BFI"). He recently directed BFI's international activities, serving as Chairman and Chief Executive Officer of BFI International, Inc. from 1991 to March 1997, at which time he retired from full-time employment with BFI. From 1988 to March 1997, Mr. Waters was Chairman of the BFI Finance Committee, and from 1980 through 1988, he was Chairman of the BFI Executive Committee. Mr. Waters also served as Chairman of the Board and Chief Executive Officer of BFI from 1969 through 1980. Mr. Waters is also a director of Team, Inc.

     William D. Oates has been Chairman of the Board of Business Resources Corporation ("Resources") since its inception in 1993 and President of Resources from 1993 until September 1998 and from December 1998 until the present. From 1987 through 1994, Mr. Oates acquired or formed and served as President or a principal executive officer of American Title Company of Dallas, Austin Title Company, Commercial Abstract and Title Company, and other title insurance agencies in Texas, as well as a title insurance underwriting company. Mr. Oates held these companies through American Title Company of Dallas, of which he was the principal owner and President until his sale of the company in November 1994. Mr. Oates was appointed director of the Company in February 1998 following the Company's acquisition of Resources and is Chairman of the Executive Committee of the Tyler Board.

     C. A. Rundell, Jr. has been a director of the Company since 1966 and is a member of the Executive Committee of the Tyler Board. Mr. Rundell served as President and Chief Executive Officer of the Company from October 1997 to December 1998, Chairman of the Board from October 1996 to October 1997, and as Interim Chief Executive Officer of the Company from October 1996 to March 1997. Mr. Rundell has also owned and operated Rundell Enterprises, a sole proprietorship engaged in providing acquisition and financial consulting services to various business enterprises, since June 1988 and as Chairman of the Board of NCI Building Systems, Inc. since April 1989. He is also a director of Dain Rauscher Corporation, NCI Building Systems, Inc., Tandy Brands Accessories, Inc., and Integrated Security Systems, Inc.

     Ernest H. Lorch is counsel to the law firm of Whitman, Breed, Abbott & Morgan, a position he has held since December 1992. Mr. Lorch retired as Chairman of the Board and Chief Executive Officer of Dyson-Kissner-Moran Corporation ("DKM"), a private investment company, in December 1992, a position he held since January 1990. Mr. Lorch was President and Chief Operating Officer of DKM from June 1984 to January 1990. He is also Senior Chairman of the Board of Varlen Corporation. Mr. Lorch was elected to the Tyler Board in October 1993, and he serves as a member of the Compensation Committee and the Audit Committee of the Tyler Board.

     Frederick R. Meyer has been Chairman of the Board of Aladdin Industries, Inc., a diversified company principally engaged in the manufacture of children's lunch kits, thermosware, insulated food delivery systems, and related products since July 1985. Mr. Meyer has also been President and Chief Executive Officer of Aladdin Industries, Inc. from October 1995 to present and from May 1987 to September 1994. Mr. Meyer served as President of Tyler Corporation from August 1983 through December 1986. Mr. Meyer has been a director of the Company since 1967 and is a member of the Compensation Committee of the Tyler Board. He is also a director of Arvin Industries, Inc., Palm Harbor Homes, Inc., and Southwest Securities Group, Inc.

COMMITTEES AND MEETINGS OF THE TYLER BOARD

     The business of the Company is managed under the Tyler Board. The Tyler Board meets periodically during the fiscal year to review significant developments affecting the Company and to act on matters requiring Tyler Board approval. The Tyler Board held four formal meetings during 1998. Each member of the Tyler Board participated in at least 75% of all Tyler Board and committee meetings held during 1998 that he served as a director and/or committee member.

     The Tyler Board has established an Audit Committee, Compensation Committee, and Executive Committee to devote attention to specific subjects and to assist the Tyler Board in the discharge of its responsibilities. The functions of these committees is described below. The Company has no nominating committee; instead the entire Tyler Board is responsible for selecting nominees for election as directors.

     Audit Committee. During 1998, the Audit Committee was comprised of Louis A. Waters and Ernest H. Lorch. The Audit Committee's duties include considering the independence of the independent auditors before the Company engages them; reviewing with the independent auditors the fee, scope, and timing of the audit; reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations and significant findings during the audit; reviewing the Company's financial statements and related regulatory filings with the independent auditors; and meeting periodically with the Company's management to discuss internal accounting and financial controls. The Audit Committee met once during 1998.

     Compensation Committee. During 1998, the Compensation Committee was comprised of Louis A. Waters, Ernest H. Lorch, and Frederick R. Meyer. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation, employee benefit plans, and other benefits paid to or provided for officers and directors of the Company. The Compensation Committee also approves annual salaries and bonuses for Company officers to ensure that the recommended salaries and bonuses are not unreasonable. The Compensation Committee met once during 1998.

     Executive Committee. During 1998, the Executive Committee was comprised of Louis A. Waters, William D. Oates, and C.A. Rundell, Jr. The Executive Committee has authority, as delegated by the Tyler Board, to act for the Tyler Board, but may not commit the Company to an expenditure in excess of $10,000,000 without full Tyler Board approval. The Executive Committee meets periodically throughout the year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on the Company's review of the copies of such forms it has received during the year, the Company believes that during the year ended December 31, 1998, all the Company's directors, officers, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to shares of the Company's Common Stock as of March 25, 1999 beneficially owned by (i) each of the "Named Executive Officers" (as defined in Regulation S-K of the Securities Act of 1933, as amended), (ii) each director of Tyler, (iii) each beneficial owner of more than 5% of the outstanding shares of Common Stock, and
(iv) all executive officers and directors of Tyler as a group.

Name and Address of Beneficial Owner                 Amount and Nature of Ownership        Percent of Class (1)(2)
------------------------------------                 ------------------------------        -----------------------
William D. Oates                                               8,065,000(3)                                  22.7%
     2800 W. Mockingbird Lane
     Dallas, Texas 75235

Louis A. Waters                                                2,509,900(4)                                   6.7%
     520 Post Oak Boulevard, Suite 850
     Houston, Texas 77027

Richmond Partners, Ltd.                                        2,000,000(5)                                   5.3%
     10375 Richmond Ave., Suite 1615
     Houston, Texas 77042

Brian B. Berry                                                   795,774(6)                                   2.2%
     2800 W. Mockingbird Lane
     Dallas, Texas  75235

John M. Yeaman                                                   416,550(7)                                   1.2%
     2800 W. Mockingbird Lane
     Dallas, Texas  75235

C.A. Rundell, Jr.                                                389,045(8)                                   1.1%
     2121 San Jacinto, Suite 2900
     Dallas, Texas  75201

Frederick R. Meyer                                               201,249(9)                                     *
     2121 San Jacinto, Suite 895
     Dallas, Texas  75201

Ernest H. Lorch                                                   50,000                                        *
     c/o Whitman, Breed, Abbott & Morgan
     200 Park Avenue
     New York, New York  10066

Brian K. Miller                                                   10,000(10)                                    *
     2800 W. Mockingbird Lane
     Dallas, Texas  75235

Theodore L. Bathurst                                                ---                                       ---
     2800 W. Mockingbird Lane
     Dallas, Texas  75235

All directors and executive officers as a group (9 persons)   12,437,518(11)                                 33.0%

-----------------------------

*        Less than one percent of the outstanding Common Stock

(1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole investment power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(2) Based on 35,542,464 shares of Common Stock outstanding at March 25, 1999. Each owner's percentage is calculated by dividing the number of shares beneficially held by the sum of 35,542,464 and the number of shares such owner has the right to acquire within sixty days.

(3) Includes beneficial ownership of 1,900,000 shares of Common Stock over which Mr. Oates has sole voting power, but no investment power, pursuant to collateral pledge agreements securing payment for the sale of such shares.

(4) Includes beneficial ownership of 2,000,000 shares of Common Stock subject to a warrant issued to Richmond Partners, Ltd. at an exercise price of $2.50 per share. Mr. Waters is the sole general partner of Richmond and deemed the beneficial owner of these shares.

(5) Includes beneficial ownership of 2,000,000 shares of Common Stock subject to a warrant issued to Richmond Partners, Ltd. at an exercise price of $2.50 per share.

(6) Includes beneficial ownership of 80,000 shares of Common Stock held in a foundation in which Mr. Berry is deemed to have sole voting power.

(7) Includes beneficial ownership of 200,000 shares of Common Stock held by a third party of which Mr. Yeaman has an option to purchase that is exercisable within sixty days.

(8) Includes beneficial ownership of 237,966 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within 60 days and beneficial ownership of 20,000 shares of Common Stock held in a foundation in which Mr. Rundell has sole voting power.

(9) Includes beneficial ownership of 60,000 shares of Common Stock held in an individual retirement account in which Mr. Meyer has sole voting power.

(10) Includes beneficial ownership of 10,000 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(11) Includes 2,000,000 shares of Common Stock subject to a warrant, 247,966 shares of Common Stock that are issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days, and 200,000 shares of Common Stock that may be acquired within sixty days from a third party beneficial owner.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid for all services rendered to the Company and its subsidiaries in all capacities during fiscal years 1998, 1997, and 1996 by the Tyler Chief Executive Officer and the four other most highly compensated executive officers of Tyler whose total annual salary and bonus earned during fiscal years 1998, 1997, and 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                           ANNUAL COMPENSATION              LONG-TERM COMPENSATION AWARDS
                                   -------------------------------------    -----------------------------
                                                                OTHER                         SECURITIES
                                                                ANNUAL      RESTRICTED       UNDERLYING
NAME AND PRINCIPAL                                             COMPEN-        STOCK            OPTIONS/      ALL OTHER
     POSITION            YEAR       SALARY         BONUS      SATION(1)        AWARDS             SARS       COMPENSATION(2)
--------------------    -------    ----------    ----------   ----------    -----------      ------------   ---------------
John M. Yeaman           1998      $   76,302(3) $  100,000                                       250,000
  President and
  Chief Executive
  Officer of the
  Company
Theodore L. Bathurst     1998          57,841(4)     40,000                                       250,000
  Vice President
  and
  Chief Financial
  Officer of the
  Company
Brian B. Berry           1998         172,945(5)    100,000                                                   $1,631
  Vice President
  of
  TSG and Vice
  President of
  Corporate
  Development of
  the Company
William D. Oates         1998         157,083(6)
  President
  and Chief
  Executive Officer
  of
  Resources
Brian K. Miller          1998         140,000        35,000
  Vice President         1997          10,795                                                      50,000
  and
  Chief Accounting
  Officer of the
  Company
C. A. Rundell, Jr.       1998         210,489
  Former President       1997          80,077                               $   461,250(8)        350,000
  and Chief              1996               0                                                     100,000
  Executive Officer
  of the Company(7)
--------------

(1) Certain of the Company's executive officers receive personal benefits in addition to salary. The aggregate amount of the personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total annual salary for the named executive officer and therefore has been omitted.

(2)  Employer contributions to a Profit-Sharing Plan.

(3) Salary since beginning employment in September 1998. Mr. Yeaman has served as President and Chief Executive Officer since December 1998.

(4)  Salary since beginning employment in October 1998.

(5)  Salary since the acquisition of TSG on February 19, 1998.

(6)  Salary since the acquisition of Resources on February 19, 1998.

(7) Mr. Rundell served as President and Chief Executive Officer of the Company from October 1997 to December 1998 at an annual salary of $210,000. From October 1996 to October 1997, Mr. Rundell served as Chairman of the Board, and from October 1996 to March 1997, he served as Interim Chief Executive Officer of the Company. Mr. Rundell elected not to accept remuneration for his services from October 1996 to March 1997.

(8) On October 8, 1997, Mr. Rundell was granted 125,000 shares of the Company's Common Stock with a market value of $3.69 per share, all of which vested on March 26, 1999 upon the consummation of the sale of Forest City Auto Parts Company. See "Employment Agreements, Non-Competition Agreements, and Agreements with Named Executive Officers."


                                  OPTION/SAR GRANTS IN 1998


The following table shows stock option grants during 1998 to any named executive officer:

                                  NUMBER OF       PERCENT OF TOTAL
                                  SECURITIES         OPTIONS/SARS
                                 UNDERLYING          GRANTED TO         EXERCISE                     GRANT DATE
                                 OPTION/SARS        EMPLOYEES IN        PRICE PER     EXPIRATION      PRESENT
         NAME                       GRANTED          FISCAL YEAR          SHARE          DATE        VALUE $(1)
----------------------------    --------------    -----------------    -----------    ----------    ------------
John M. Yeaman(2) ..........        250,000              18%              5.44         10/07/08       $   3.76
C. A. Rundell, Jr ..........             --              --                 --            --              --
Theodore L. Bathurst(3) ....        250,000              18%              6.44         10/06/08       $   4.43
Brian B. Berry .............             --              --                 --            --              --
William D. Oates ...........             --              --                 --            --              --
Brian K. Miller ............             --              --                 --            --              --

----------------------

(1) The present value was determined using the Black-Scholes option-pricing model, assuming an expected life of seven years and a dividend yield of $0. In addition, expected volatility and risk-free interest rates, were assumed to be, respectively, as follows: Mr. Yeaman - .68 and 4.7%; and Mr. Bathurst - .68 and 4.5%.

(2) Includes 91,950 options granted as incentive stock options and 158,050 options granted as non-qualified stock options.

(3) Includes 77,665 options granted as incentive stock options and 172,335 options granted as non-qualified stock options.

               OPTION/SAR EXERCISES DURING 1998 AND YEAR-END OPTION/SAR VALUES

     The following table shows stock option exercises during 1998 by each of the named executive officers and the value of unexercised options at December 31, 1998:



                                                                     NUMBER OF                VALUE OF UNEXERCISED
                                                                    UNEXERCISED                   IN-THE-MONEY
                                                                  OPTIONS/SARS AT               OPTIONS/SARS AT
                                    SHARES                      DECEMBER 31, 1998(1)          DECEMBER 31, 1998(2)
                                   EXERCISED     VALUE       ---------------------------    -------------------------
                NAME                AS SARS     REALIZED     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
--------------------------------   ---------    ---------    ---------------------------    -------------------------
John M. Yeaman..................                                       0 / 250,000                     0/$173,125
C.A. Rundell, Jr................                                 210,848 / 239,152            $671,246 / $584,129
Theodore L. Bathurst............                                       0 / 250,000                       (2)
Brian B. Berry..................                                           --                            --
William D. Oates................                                           --                            --
Brian K. Miller.................                                   10,000 / 40,000               $8,800 / $35,200

---------------------------

(1) As of December 31, 1998, options to purchase an aggregate of 1,917,700 shares of Common Stock were outstanding with a weighted average exercise price per share of $6.03 and expiring between January 28, 2003, and November 22, 2008.

(2) Amount is based on a year-end market value of $6.13 per share. Theodore L. Bathurst's exercise price exceeded the year-end market value.


COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual fee of $15,000, plus $1,000 for each Tyler Board meeting and $500 for each committee meeting attended.

EMPLOYMENT AGREEMENTS, NON-COMPETITION AGREEMENTS, AND AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     On October 7, 1998, the Company entered into an employment agreement with Theodore L. Bathurst, which provides that the Company pay Mr. Bathurst for his services as Vice President and Chief Financial Officer of the Company a salary of $250,000 and a minimum guaranteed bonus of $37,500 for 1998. Mr. Bathurst will participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the Company. In addition, the Company granted Mr. Bathurst options to purchase 250,000 shares of Common Stock (77,665 of which are incentive stock options and 172,335 of which are non-qualified stock options) at $6.44 per share, the closing price on October 7, 1998. The incentive and non-qualified stock options will vest ratably on each October 7, 1999-2003. The agreement also provides for a severance payment equal to one year of his then current base salary if he is terminated for any reason other than cause, as specified in the agreement.

     Effective February 19, 1998, the Company entered into an employment, confidentiality, non-solicitation, and non-competition agreement with Brian B. Berry, which provides that the Company will pay Mr. Berry a salary of at least $200,000 per year for his services to the Company as Vice President and Secretary of TSG. In addition, Mr. Berry is eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Berry will also receive all employee benefits and prerequisites normally offered to the executive employees of TSG. The employment and confidentiality portions of the agreement expire February 19, 2003, and the non-solicitation and non-competition portions of the agreement expire the later of February 19, 2003 or the second anniversary of Mr. Berry's termination.

     In December 1997, the Company entered into an employment agreement with Brian K. Miller, which provides that the Company pay Mr. Miller a salary of $140,000 for his services as Vice President and Chief Accounting Officer for the Company. In addition, Mr. Miller will participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and prerequisites normally offered to the executive employees of the Company. The agreement also provides for a severance payment equal to one year of his current base salary if he is terminated for any reason other than cause, as specified in the agreement.

     Effective February 19, 1998, the Company entered into an employment, confidentiality, non-solicitation, and non-competition agreement with William D. Oates, which provides that the Company will pay Mr. Oates a salary of at least $200,000 per year for his services to the Company as President and Chief Executive Officer of Resources. In addition, Mr. Oates is eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Oates will also receive all employee benefits and prerequisites normally offered to the executive employees of Resources. The employment and confidentiality portions of the agreement expire February 19, 2001, and the non-solicitation and non-competition portions of the agreement expire the later of February 19, 2003 or the third anniversary of Mr. Oates' termination.

     On December 9, 1998, the Company entered into an employment agreement with C.A. Rundell, Jr., which superseded the agreement dated October 8, 1997. Pursuant to this agreement, Mr. Rundell resigned as President and Chief Executive Officer of the Company, but remained as an employee director and member of the Executive Committee of the Company and was appointed Chairman of Forest City Auto Parts Company ("FCAP"). As Chairman of FCAP, Mr. Rundell's duties would consist of the development and implementation of a strategy to maximize the shareholder value of FCAP through the sale or liquidation of all or substantially all of FCAP, upon terms to be approved by the Tyler Board. For these services, Mr. Rundell will receive a total cash compensation of $315,000. Mr. Rundell will also receive certain other employee benefits and prerequisites normally offered to the executive employees of the Company. In addition, the unvested 75,000 shares of restricted Tyler common stock originally granted to him under the October 8, 1997 agreement will vest in increments of 25,000 shares every six months beginning April 8, 1999 and ending April 8, 2000, except that all of such shares will vest immediately upon the closing of a sale of all or substantially all of FCAP, which was consummated on March 26, 1999. Since the sale of FCAP, Mr. Rundell will remain an employee of the Company and receive a salary equal to $1,250 per month until January 1, 2002. For this additional service, Mr. Rundell's current outstanding and unvested stock options will vest according to the original schedule modified as follows: (i) of the original 132,199 Incentive Stock Options previously granted, 23,727 are vested and exercisable; of the remaining 108,472 Incentive Stock Options, 27,118 will vest and be exercisable on each of January 1, 1999-2002 and (ii) of the original 217,801 Non-Qualified Stock Options previously granted, 87,121 are vested and exercisable; of the remaining 130,680 Non-Qualified Stock Options, 43,560 will vest and be exercisable on October 8, 1999 and 87,120 will vest and be exercisable on June 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee are Ernest H. Lorch, Frederick R. Meyer, and Louis A. Waters. Mr. Meyer was previously an officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee, a committee of the Tyler Board, has the responsibility for final approval for all compensation to officers and directors of the Company, including the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below.

     The Company's personnel policy is to employ outstanding management in order to obtain outstanding results. To attract and retain high-level individuals, the Company may pay above-median compensation or provide stock ownership and stock option incentives to its executive officers. From time to time, salaries, bonuses, and other compensation of executive officers are evaluated by reference to nationwide comparisons for the industries in which the Company operates.

     A substantial portion of each executive officer's potential total compensation is in the form of bonuses and options, which are awarded only when indicated by superior accomplishment. The Company feels very strongly that bonuses must be earned, and when results are not superior, no bonuses are paid. In nine of the past fourteen years, no bonuses have been paid to corporate officers as results have not warranted payment of such bonuses.

CHIEF EXECUTIVE OFFICER COMPENSATION

     John M. Yeaman was elected President and Chief Executive Officer of the Company on December 9, 1998. Mr. Yeaman's compensation consists of a base annual salary of $250,000. Mr. Yeaman will also receive certain health and insurance benefits provided to executive officers of the Company. In determining Mr. Yeaman's salary, the Compensation Committee considered several factors, including Mr. Yeaman's experience and his ability to enhance the long-term value of the Company, particularly in light of the Company's strategic plan to grow through acquisitions in the information management services business. In addition, Mr. Yeaman was granted options to acquire 250,000 shares of Common Stock, which will vest ratably over a five-year period. The Compensation Committee believes that these options will align Mr. Yeaman's interest with the long-term growth interests of the Company and the stockholders.

     C.A. Rundell, Jr. was elected President and Chief Executive Officer of the Company effective October 8, 1997, upon the resignation of Bruce W. Wilkinson. Mr. Rundell had previously served as Interim Chief Executive Officer without salary from October 1996 through March 1997. Mr. Rundell resigned as President and Chief Executive Officer of the Company effective December 9, 1998. Effective October 8, 1997 (and through December 9, 1998), Mr. Rundell's compensation consisted of a base annual salary of $210,000. Mr. Rundell also received certain health and insurance benefits provided to executive officers of the Company. In determining Mr. Rundell's salary, the Compensation Committee considered several factors, including Mr. Rundell's considerable experience with acquisitions and the Company's overall growth strategy. Mr. Rundell was also granted options to purchase 350,000 shares of the Company's Common Stock on October 8, 1997, which options vest over a period of 48 months. In addition, Mr. Rundell was granted 125,000 shares of the Company's Common stock on October 8, 1997, with a market value on that date of $3.69 per share, all unvested shares of which became vested on March 26, 1999 with the consummation of the sale of FCAP (See "Employment Agreements, Non-Competition Agreements, and Agreements with Named Executive Officers"). The Compensation Committee believes that the options and grant aligned the interest of management with those of the stockholders.

     This report is submitted by the Compensation Committee

           Ernest H. Lorch
           Frederick R. Meyer
           Louis A. Waters

STOCK PERFORMANCE CHART

The following chart compares the return on the Company's Common Stock for the last five years with the Standard and Poors ("S&P") 500 Index, a new Peer Group Index and the S&P Consumer Cyclical - 500 Index. Prior to 1998, the Company was a diversely based enterprise selling products and services through a few distinctly different operating companies. In 1998, the Company implemented a new strategy to build a nationally integrated information management services, systems and outsourcing company initially serving local governments and other enterprises. As a result, the Company has replaced the S&P Consumer Cyclical - 500 Index with a new Peer Group Index which is comprised of companies with similar market capitalization of approximately $200 million. The Companies included in the new Peer Group Index are Advanced Radio Telecom Corporation, Cascade Natural Gas Corporation, CFSB Bancorp, Inc., Copley Pharmaceutical, Inc., General Communication - CLA, Getty Realty Corporation, Hecla Mining Company, Learning Tree International, Inc., Massmutual Corporate Investors, Medallion Financial Corporation, Municipal High Income Fund, Inc., Nelson (Thomas), Inc. North Pittsburgh Systems, Nuveen Michigan Quality Income Municipal Fund, Nuveen Select Tax-Free Income Portfolio 3, Nymagic, Inc., Players International, Inc., Resource America, Singer Company - N.V. and St. Mary Land and Exploration Company. The Company believes the Peer Group Index is more representative of its current strategy and prior history. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends and distributions.


         Tyler          S&P 500        Peer Group         S&P Consumer Cyclicals
         -----          -------        ----------         ----------------------
1993       100              100               100                            100
1994     61.91           101.32             78.31                           91.1
1995     52.38            139.4             74.42                         112.39
1996     35.72            171.4             76.80                         130.56
1997    104.77           228.59             72.31                         178.71
1998    116.67           293.91             55.84                         243.59

CERTAIN TRANSACTIONS

     In September 1997, Richmond Partners, Ltd., a Houston-based investment partnership of which Louis A. Waters is the managing general partner, invested $3,500,000 in a package of Tyler securities consisting of 2,000,000 shares of Common Stock and a warrant to acquire 2,000,000 shares of Common Stock with an exercise price of $2.50 per common share. On June 2, 1998, Richmond Partners distributed the 2,000,000 shares of Common Stock to its shareholders of which Mr. Waters received 509,900 shares. Mr. Waters is currently Chairman of the Tyler Board.

     In connection with the Company's purchase of Resources on February 19, 1998, William D. Oates received approximately $15,250,000 in cash and 8,765,000 shares of the Company's Common Stock. In addition, pursuant to the terms of such merger agreement, Mr. Oates may be entitled to receive additional merger consideration of up to an aggregate $4,500,000 in cash if certain contingencies are achieved on or before December 31, 1999 relating to the acquisition of specified businesses for purposes of geographic expansion.



                              STOCKHOLDER PROPOSALS

     Any proposals that stockholders of the Company desire to have presented at the 2000 annual meeting of stockholders must be received by the Company at its principal executive offices not later than November 10, 1999.


                              INDEPENDENT AUDITORS

     Ernst & Young LLP acted as the Company's independent auditors for 1998. One or more representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders. The Audit Committee has not yet appointed the independent auditors for 1999.


                                           By Order of the Board of Directors,


                                                      /s/ DEANIE MOREL

                                                      Deanie Morel
                                                       Secretary

Dallas, Texas
April 19, 1999

                                  [DETACH HERE]
-------------------------------------------------------------------------------
                                     PROXY

                               TYLER CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby (1) acknowledges receipt of the Notice dated April 19, 1999 of the annual meeting of stockholders of Tyler Corporation (the "Company") to be held at the Renaissance Dallas Hotel in the Presidente Room, 2222 N. Stemmons Freeway, Dallas, Texas, on Wednesday, May 19, 1999, at 10:00 a.m., Dallas time, and the proxy statement in connection therewith, and (2) appoints Louis A. Waters and John M. Yeaman, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person or by substitute at such meeting or at any adjournment thereof, that proxy so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

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SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
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

                                  DETACH HERE
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[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.

1. Election of Directors:

   NOMINEES:  Lorch, Meyer, Oates, Rundell, Waters, Yeaman

       FOR                          WITHHELD
       ALL     [ ]            [ ]   FROM ALL
     NOMINEES                       NOMINEES


[ ]
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   TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), MARK ABOVE AND WRITE
   NOMINEE'S NAME(S) IN SPACE PROVIDED.

2. Approval of amendment to the Company's Restated Certificate of Incorporation to change the name of the Company.

   FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

3. Approval of amendment to the Tyler Corporation Stock Option Plan.

   FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.




Signature:                                Date:
           -----------------------------        ----------------

Signature:                                Date:
           -----------------------------        ----------------